UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 9, 2017
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

Two Circle Star Way
San Carlos, California 94070
(Address of principal executive offices, including zip code)
(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 3.03 Material Modification to Rights of Security Holders.
(a) Establishment of Expiration Date of Stock Transfer and Ownership Restrictions in Certificate of Incorporation

In connection with the TiVo Corporation (“TiVo” or the “Company”) 2017 Annual Meeting of Stockholders to be held on April 26, 2017, TiVo is seeking an advisory vote to approve stock transfer and ownership restrictions in its Amended and Restated Certificate of Incorporation (the “Transfer Restrictions”).

The Transfer Restrictions are designed to limit stock transfers that could have the effect of triggering a limitation of the Company’s use of net operating losses under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), thereby allowing the Company to preserve the tax benefits afforded by its large net operating loss (“NOL”) tax asset, and the Company is seeking an advisory vote of stockholders to indicate their support for the Transfer Restrictions.

On April 6, 2017, Institutional Shareholder Services (“ISS”) issued a recommendation to TiVo’s stockholders that they should vote against the Transfer Restrictions proposal based on the fact that the Transfer Restrictions did not expire at the earlier of three years after the effective date of the Transfer Restrictions or the exhaustion of the NOL tax asset.

To address the ISS concerns, based on its current analysis of the Company’s need for the Transfer Restrictions over time, on April 9, 2017, the Company’s Board of Directors (the “Board”) has fixed the outside expiration date of the Transfer Restrictions as the end of the “three-year period” (as that term is defined by Section 382(i)(1) of the Code) following the effective date of the Transfer Restrictions, and has determined that such date will not be extended without stockholder approval.

Following the Board’s above action, the term “Expiration Date” in Article X of the Company’s Amended and Restated Certificate of Incorporation reads in substance as follows:

“Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE X is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 10.12 of this Article X, which date is hereby fixed as the end of the “three-year period” (as that term is defined by Section 382(i)(1) of the Internal Revenue Code of 1986, as amended) following the effective date of the Transfer Restrictions and which date will not be extended without stockholder approval.”

The Company has supplemented its proxy materials, on file with the Securities and Exchange Commission, to make clear that an advisory vote in favor of the Transfer Restrictions will be deemed by the Board as the stockholders’ advisory approval of the above definition of “Expiration Date” and the Board will not take further action to amend such definition without stockholder approval.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 above concerning the fixing of the outside expiration date of the Transfer Restrictions in Article X of the Company’s Amended and Restated Certificate of Incorporation is incorporated by reference in response to this item.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TiVo Corporation
(Registrant)

Date: April 10, 2017	By: /s/ Pamela Sergeeff
Pamela Sergeeff
Executive Vice President & General Counsel